United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 2, 2022 (April 26, 2022)

Date of Report (Date of earliest event reported)

FORTUNE RISE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40990	86-1850747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48 Bridge Street, Building A Metuchen, NJ	08840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-214-2482

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and on-half of one Warrant	FRLAU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	FRLA	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	FRLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into A Material Definitive Agreement.

Merger Agreement

On April 26, 2022, Fortune Rise Acquisition Corporation (“FRLA” or the “Parent”), Sigma Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of FRLA (“Sigma Merger Sub”), Gamma Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of FRLA (“Gamma Merger Sub” and, together with Sigma Merger Sub, “Merger Subs” and each, a “Merger Sub”), VCV Power Sigma, Inc., a Delaware corporation (“Sigma”), and VCV Power Gamma, Inc., a Delaware corporation (“Gamma” and, together with Sigma, the “Companies” and each individually, a “Company”), and Yuan (Jerry) Tang (“Jerry Tang”), in his capacity as the representative for stockholders of both Companies and for certain limited purposes under Section 5.13 thereunder, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Capitalized terms used and not otherwise defined herein have the definitions assigned to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, among other things, (i) in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), Sigma Merger Sub will merge with and into Sigma (the “Sigma Merger”), with Sigma surviving the Sigma Merger as a wholly owned subsidiary of FRLA (“Surviving Sigma”), and (ii) in accordance with the DGCL, Gamma Merger Sub will merge with and into Gamma (the “Gamma Merger” and, together with the Sigma Merger, the “Mergers”), with Gamma surviving the Gamma Merger as a wholly owned subsidiary of FRLA (“Surviving Gamma” and, together with Surviving Sigma, the “Surviving Companies” and each, a “Surviving Company”). The Mergers will become effective at such time on the date of the closing of the Mergers (the “Closing”) as the certificates of merger are duly filed with the Secretary of State of the State of Delaware or at such other time specified in the certificates of merger (the “Effective Time”). Effective from the Closing, the Parent will change its name to “VCV Digital Technology, Inc.”

Closing Merger Consideration

Pursuant to the Merger Agreement, as consideration for their shares of Class A common stock, par value $0.0001 per share, or Class B common stock, par value $0.0001 per share, of Sigma (collectively, “Sigma Common Stock”), stockholders of Sigma will receive an aggregate number of newly issued shares of Class A common stock of the Parent, par value $0.0001 per share (the “Parent Common Shares”), equal to the quotient obtained by dividing $50,000,000 by the per share redemption price at the Closing (the “Closing Price”) provided for in the Parent’s governing documents (the “Sigma Merger Consideration Shares”). Each share of Sigma Common Stock (other than shares held immediately prior to the Effective Time by Sigma or the Parent (“Sigma Excluded Shares”) and shares as to which appraisal rights have been properly exercised in accordance with Delaware law (“Sigma Dissenting Shares”)) will be automatically converted into the right to receive a number of Parent Common Shares equal to the quotient obtained by dividing the Sigma Merger Consideration Shares by the number of shares of Sigma Common Stock (including restricted stock and Sigma Dissenting Shares but excluding Sigma Excluded Shares) outstanding as of immediately prior to the Effective Time (the “Sigma Exchange Ratio”).

As consideration for their shares of Class A common stock, par value $0.0001 per share, or Class B common stock, par value $0.0001 per share of Gamma (collectively, “Gamma Common Stock”), stockholders of Gamma will receive an aggregate number of newly issued Parent Common Shares equal to the quotient obtained by dividing $200,000,000 by the Closing Price (the “Gamma Merger Consideration Shares” and, together with the Sigma Merger Consideration Shares, the “Closing Merger Consideration Shares”). Each share of Gamma Common Stock (other than shares held immediately prior to the Effective Time by Gamma or the Parent (“Gamma Excluded Shares”) and shares as to which appraisal rights have been properly exercised in accordance with Delaware law (“Gamma Dissenting Shares”)) will be automatically converted into the right to receive a number of Parent Common Shares equal to the quotient obtained by dividing the Gamma Merger Consideration Shares by the number of shares of Gamma Common Stock (including restricted stock and Gamma Dissenting Shares but excluding Gamma Excluded Shares) outstanding as of immediately prior to the Effective Time (the “Gamma Exchange Ratio”).

Earnout Consideration and Earnout Escrow Account

In addition to the Gamma Merger Consideration Shares, Gamma stockholders will be eligible to receive earnout consideration of up to an aggregate number of newly issued Parent Common Shares equal to the quotient obtained by dividing $100,000,000 by the Closing Price (the “Gamma Earnout Consideration Shares”). At the Closing, FRLA shall deposit with Vstock Transfer LLC, as the escrow agent (the “Escrow Agent”) the Gamma Earnout Consideration Shares, less any portion of the Gamma Earnout Consideration Shares that has become vested and deliverable to Gamma stockholders prior to the Closing, in a segregated escrow account (the “Earnout Escrow Account”). As provided in the Merger Agreement, during the period beginning on the date of the Merger Agreement and ending on April 30, 2023, each one fourth of the Gamma Earnout Consideration Shares will be disbursed from the Earnout Escrow Account and delivered to Gamma stockholders upon the achievement of the following events (the “Triggering Events”):

a)	Deployment of 4,500 aggregate miners by the Companies, the Surviving Companies, the Parent or any subsidiaries of any of the foregoing, including by means of a merger or asset acquisition, as reflected in the applicable mining pool monitor; and

b)	Each additional deployment of 2,000 miners (up to a maximum of 6,000 additional miners) by the Companies, the Surviving Companies, the Parent or any subsidiaries of any of the foregoing, including by means of a merger or asset acquisition, as reflected in the applicable mining pool monitor.

If any of the Triggering Events has been achieved prior to Closing, the applicable portion of the Gamma Earnout Consideration Shares shall become vested and deliverable to Gamma stockholders at the Closing. If any of the Triggering Events has not been achieved by April 30, 2023, the applicable portion of the Gamma Earnout Consideration Shares shall be forfeited pursuant to the Merger Agreement and the Escrow Agreement.

Treatment of Equity Awards

With respect to equity awards, at the Effective Time:

•	(i) each outstanding share of Sigma Common Stock granted under the VCV Power Sigma, Inc. 2022 Stock Plan that is subject to service-based vesting, repurchase or other lapse condition (the “Sigma Restricted Stock”) will be automatically converted into the right to receive a number of Parent Common Shares (the “Assumed Sigma Restricted Stock”) equal to the Sigma Exchange Ratio, with such Parent Common Shares subject to the same terms and conditions as were applicable to such Sigma Restricted Stock immediately prior to the Effective Time, and (ii) each outstanding share of Gamma Common Stock granted under the VCV Power Gamma, Inc. 2022 Stock Plan that is subject to service-based vesting, repurchase or other lapse condition (the “Gamma Restricted Stock” and, together with Sigma Restricted Stock, the “Company Restricted Stock”) will be automatically converted into the right to receive (A) a number of Parent Common Shares equal to the Gamma Exchange Ratio, and (B) a number of Parent Common Shares equal to the Gamma Earnout Exchange Ratio (together with the Assumed Sigma Restricted Stock, the “Assumed Restricted Stock”), with such Parent Common Shares referenced in each of clauses (A) and (B) subject to the same terms and conditions as were applicable to such Gamma Restricted Stock immediately prior to the Effective Time;

•	(i) each outstanding option to purchase Sigma Common Stock (each, a “Sigma Option”), whether vested or unvested, shall be assumed by the Parent and automatically convert into an option (each, an “Assumed Sigma Option”) to purchase applicable number of Parent Common Shares at an exercise price adjusted as set forth in the Merger Agreement; and (ii) each outstanding option to purchase Gamma Common Stock (together with any Sigma Option, collectively, the “Company Options”), whether vested or unvested, shall be assumed by the Parent and automatically convert into an option (each, an “Assumed Gamma Option” and, together with any Assumed Sigma Option, each, an “Assumed Option” and collectively, “Assumed Options”) to purchase the applicable number of Parent Common Shares at an exercise price adjusted as set forth in the Merger Agreement; and

•	(i) each note issued by Sigma that is convertible into shares of Sigma Common Stock (each, a “Sigma Convertible Note”) that is outstanding immediately prior to the Effective Time shall be assumed by the Parent and remain outstanding and convertible into the applicable number of Parent Common Shares, and (ii) each note issued by Gamma that is convertible into shares of Gamma Common Stock (each, a “Gamma Convertible Note”) that is outstanding immediately prior to the Effective Time shall be assumed by the Parent and remain outstanding and convertible into applicable number of Parent Common Shares under the same conversion schedule as applicable to such note.

Prior to the Effective Time, the Parent will adopt an equity incentive plan (the “Parent Equity Incentive Plan”) providing for the granting of Parent Common Shares to employees of each Company and Parent or certain subsidiaries of each Company and the Parent in the form of stock options, restricted stock units, restricted stock or other equity-based awards at and following the Effective Time of the Mergers for a number of Parent Common Shares equal to fifteen percent (15%) of the aggregate number of Parent Common Shares issued and outstanding immediately following the Effective Time (giving effect to the redemption and shares issued in any private financing); adopt resolutions to effect the treatment of the Assumed Options and the treatment of the Assumed Restricted Stock as provided under the Merger Agreement; and assume all obligations of the Companies under the outstanding Company Options and Company Restricted Stock.

Representation and Warranties

Under the Merger Agreement, the Companies, on the one hand, and FRLA and Merger Subs, on the other hand, have each made customary representations and warranties to each other, including without limitation as to such parties’ corporate powers, capital structure, financial condition, legal activity and compliance, and in the case of each of the Companies, its assets, liabilities, properties, taxes, recent operations, contracts, related party transactions, insurance, employee matters and certain other matters. The representations and warranties in the Merger Agreement will terminate at the Effective Time (with any claims for fraud surviving until the expiration of the applicable statute of limitations).

Covenants and Agreements of the Parties

Each party has agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains covenants of the parties regarding their conduct during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement, including covenants regarding (i) the operation of their respective businesses in the ordinary course of business, (ii) the provision of access to their books and records, (iii) confidentiality, (iv) exclusive dealing, (v) enabling counsel of the Companies to deliver to the Companies tax opinions regarding the tax-free nature of the Mergers, (vi) notifications of certain breaches, consent requirements or other matters, (vii) efforts to consummate the Mergers and obtain third party and regulatory approvals, (viii) with respect to the Companies, provision of interim financial statements, obtaining stockholder approval of the Merger and using commercially reasonable efforts to provide certain information concerning their intellectual property, and (ix) with respect to the Parent and Merger Subs, refraining from contacting or communicating with the employees, customers, licensors, collaborators, service providers or suppliers of the Companies without the written consent of such Company and the Stockholder Representative, and continued employment as of the Effective Time of employees of the Companies immediately prior to the Effective Time.

FRLA has also agreed, as promptly as practicable after the date of the Merger Agreement, to file a registration statement on Form S-4, which will include a proxy statement (the “Proxy Statement”) for a special meeting of its stockholders to approve the Merger Agreement and related matters (the “Stockholder Meeting”), and to provide all of its public stockholders with the opportunity to redeem their public shares in conjunction with the stockholder vote (the “Offer”). Without limitation, in the Proxy Statement, FRLA must seek from its stockholders (i) approval of the Merger Agreement and the transactions contemplated thereby; (ii)  approval of the change of the name of FRLA with effect from the Closing to “VCV Digital Technology, Inc.”; (iii) adoption and approval of the amended and restated certificate of incorporation of FRLA to be filed immediately following the Closing; (iv) approval and adoption of the Parent Equity Incentive Plan, (v)  the election of five members of the board of directors of FRLA with effect from and after Effective Time; and (vi) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Mergers (such proposals are referred to as the “FRLA Proposals”).

FRLA agreed, through its board of directors, to recommend that the FRLA’s stockholders vote in favor of all FRLA Proposals, and not withdraw or modify such recommendation prior to termination of the Merger Agreement. In addition, as described below under the heading “Related Agreements—Voting Agreement,” certain stockholders of FRLA, including Fortune Rise Sponsor LLC, a Delaware limited liability company and the sponsor of FRLA (the “Sponsor”), and other initial stockholders, entered into a voting and support agreement with FRLA and the Companies (the “Parent Voting Agreement”), pursuant to which they have agreed to vote their shares in favor of the Merger Agreement and the transactions contemplated thereby.

Conditions to Consummation of the Merger

Consummation of the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver by the respective parties of a number of conditions, including the approval of the Merger Agreement and the transactions contemplated thereby by FRLA’s and the Companies’ respective stockholders. Other conditions to each party’s obligations, include, among others: (i) the respective representations of the parties to each other being true and correct; (ii) performance and compliance with in all material respects of the respective covenants and agreements of each party; (iii) no material adverse effect with respect to FRLA or each of the Company having occurred since the date of the Merger Agreement; (iv) the applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or terminated; (v) all regulatory consents in order to consummate the transactions contemplated by the Merger Agreement having been obtained or made; (vi) no order having been entered and no Law being in effect that prevents or makes illegal the performance of the Merger Agreement or the consummation of the transactions contemplated thereby; (vii) Nasdaq having advised the Parent that upon completion of the Mergers, the Parent shall continue to be listed on Nasdaq; (viii) the registration statement in connection with the Mergers having been declared effective by the Securities and Exchange Commission (the “SEC”) and remaining effective as of the Closing, (ix) the combined company having at least $5,000,001 of net tangible assets remaining after the closing of the transactions contemplated by the Merger Agreement including proceeds from any PIPE Investment; (x) the nominees specified in the Merger Agreement having been elected or appoint to the Parent Board, effective as of the Closing.

Closing conditions to the Parent’s and the Merger Subs’ obligations include, among others: (i) the net proceeds from the PIPE Investment or other investment or financing being sufficient that the Parent, with its reasonable efforts, will satisfy any requirements or comments from Nasdaq with regards to financial positions of the Parent immediately following the Mergers; (ii) delivery of fully executed Lock-up Agreements, Escrow Agreement and Non-Disclosure and Restrictive Covenant Agreements to the Parent.

Closing conditions to the Companies’ obligations include, among others: (i) the Companies having obtained a legal opinion that each of the Mergers shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; (ii) delivery of fully executed Lock-up Agreements and Escrow Agreement to the Companies.

Termination, Termination Fees, Expense Reimbursements and Extension Fee

The Merger Agreement may be terminated under certain circumstances at any time prior to Closing, including, among others, by (i) mutual written consent by FRLA and the Companies, (ii) FRLA if each Company’s stockholders have not adopted the Merger Agreement within three business days following the date that the Registration Statement (as defined below) becomes effective and FRLA notifies the Companies of such effectiveness, (iii) either party if any representation or warranty of the opposing party is not materially true and correct or if the opposing party fails to perform in any material respect any covenant or agreement, subject to a 30-day cure period and other exceptions, (iv) either party if the transactions contemplated by the Merger Agreement have not been completed by November 5, 2022 (as such date may be extended in accordance with FRLA’s governing documents, the “Outside Date”), (v) either party if the transactions contemplated by the Merger Agreement are prohibited pursuant to an order by a governmental entity of competent jurisdiction, (vi) either party if the Closing has not occurred on or prior to fifth business day after the satisfaction or waiver of certain conditions set forth in the Merger Agreement, if the other party has provided at least two business days’ notice that it is ready to close, and (vii) the Companies if FRLA’s board of directors withdraws or changes its recommendation that FRLA’s stockholders vote in favor of the FRLA Proposals, or if FRLA’s stockholders do not approve all FRLA Proposals at the Stockholder Meeting (or at any adjournment or postponement thereof).

FRLA will be required to reimburse the Companies for their transaction-related expenses, up to a maximum of $500,000, if the Merger Agreement is terminated by the Companies due to (subject to certain limitations set forth in the Merger Agreement):

•	a breach by FRLA of its obligations under the Merger Agreement relating to (i) preparation and filing of the Proxy Statement, (ii) the Board recommendation that stockholders vote in favor of the Mergers, (iii) the Stockholder Meeting, or (iv) not soliciting, negotiating or consummating an alternative business combination with another party (“exclusive dealing”);

•	failure by FRLA to close the Mergers within five business days after closing conditions are satisfied or waived, upon two business days’ notice that the Companies are ready, willing and able to close;

•	withdrawal or adverse modification of the recommendation of the FRLA board of directors that stockholders vote in favor of the Mergers;

•	failure to obtain stockholder approval at the Stockholder Meeting; or

•	any breach of the Merger Agreement by FRLA or failure of the Mergers to close by the Outside Date (not caused by a material breach by the Companies), and, within 12 months after termination of the Merger Agreement, FRLA or its Affiliates consummates an alternative business combination (or enters into a definitive agreement to consummate an alternative business combination, which is later consummated).

The Companies will be required to reimburse FRLA for its transaction-related expenses, up to a maximum of $500,000, if the Merger Agreement is terminated by FRLA due to any of the following occurrences and, within 12 months following such termination, the Companies or their Affiliates consummate an alternative transaction, including an initial public offering, a recapitalization, a merger or a sale of a majority of the Companies’ assets (subject to certain limitations set forth in the Merger Agreement):

•	the Companies’ stockholders’ failure to approve the Merger Agreement within three business days after the date that the Registration Statement becomes effective and FRLA notifies the Companies of such effectiveness;

•	a breach by the Companies of their representations, warranties or covenants under the Merger Agreement; or

•	failure of the Mergers to close by the Outside Date (not caused by a material breach by FRLA).

The Companies will also be obligated to pay the Parent an additional $500,000 termination fee if the Merger Agreement is terminated by FRLA due to any of the occurrences set forth below and (i) the breach causes FRLA not to be able to satisfy its obligations relating to (A) preparation and filing of the Proxy Statement, (B) the FRLA’s board of directors’ recommendation that stockholders approve the Mergers, (C) the Stockholder Meeting, or (D) exclusive dealing; (ii) within 12 months following such termination, the Companies or their Affiliates consummate an alternative transaction, (iii) FRLA ceases all operations other than making required distribution to its stockholders under its certificate of incorporation (the “Parent Charter”) and winding up of its affairs and is dissolved as a result of failure to obtain FRAL stockholder approval to consummate a business combination or failure to consummate such a business combination within the time period specified in the Parent Charter (subject to certain limitations set forth in the Merger Agreement):

•	the Companies’ stockholders’ failure to approve the Merger Agreement within three business days after the date that the Registration Statement becomes effective and FRLA notifies the Companies of such effectiveness;

•	a breach by Companies of their obligations under the Merger Agreement to provide information to FRLA for inclusion in the Proxy Statement; or

•	failure by the Companies to close the Mergers within five business days after closing conditions are satisfied or waived, upon two business days’ notice that FRLA is ready, willing and able to close.

In the event that the Mergers cannot be consummated by the Outside Date, Jerry Tang, upon request by the Parent on or after October 2, 2022 but no later than October 28, 2022, shall, within five business days, deposit into the Parent Trust an extension fee of $977,500 to extend the life of FRLA until February 5, 2023, provided that FRLA shall take steps under its governing documents and the Parent Trust Agreement to effect the extension. Jerry Tang will receive a non-interest-bearing promissory note for the extension fee which will be payable in cash upon the Closing.

Governing Law and Dispute Resolution

The Merger Agreement is governed by the law of State of Delaware without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. Subject to limited exceptions, all claims relating to the Merger Agreement and the transactions contemplated thereby will be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K (this “Report”) as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof.  The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, copies of each of which are attached hereto as exhibits.  Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Voting Agreements

Concurrently with execution of the Merger Agreement, certain stockholders of FRLA, including the Sponsor and other initial stockholders, representing approximately 24% of the voting power of the outstanding FRLA common stock, entered into the Parent Voting Agreement with FRLA and the Companies, and certain stockholders of the Companies representing approximately 57% of the voting power of the outstanding Sigma common stock and approximately 59% of the voting power of the outstanding Gamma common stock entered into a voting agreement with FRLA and the Companies (the “Company Voting Agreement” and, together with the Parent Voting Agreement, the “Voting Agreements”). Under the Voting Agreements, the stockholders of FRLA and the Companies party thereto have generally agreed to vote all of their capital shares in FRLA or the Companies, as applicable, in favor of the Merger Agreement and the transactions contemplated thereby. The Voting Agreements prevent transfers of the shares of FRLA’s or the Companies’ common stock held by the stockholders party to such agreements between the date of the applicable Voting Agreement and the termination of such Voting Agreement, subject to certain limited exceptions.

Each Voting Agreement will terminate upon the earliest of (a) the mutual written consent of FRLA, the Companies and the stockholders party thereto, (b) the termination of the Merger Agreement and (c) the Effective Time.

A copy of the Parent Voting Agreement is filed with this Report as Exhibit 10.1 and is incorporated herein by reference. A copy of the Company Voting Agreement is filed with this Report as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Voting Agreements.

Lock-Up Agreement

The Merger Agreement contemplates that, at the Closing, FRLA will enter into a lock-up agreement with each stockholder of the Companies immediately prior to the Effective Time that will hold more than 5% of the Parent Common Shares to be issued and outstanding immediately following the Closing, in substantially the form attached to the Merger Agreement (each, a “Lock-Up Agreement”), with respect to the Closing Merger Consideration Shares received in the Mergers (collectively, the “Locked-Up Securities”). In such Lock-Up Agreement, each such holder will agree, subject to certain exceptions, not to Transfer (as defined below) the Locked-Up Securities held by such holder at any time commencing from the Closing until (i) with respect to 50% of the Locked-Up Securities held by such holder, the earlier to occur of six (6) months after the Closing, or the date on which the closing price of Parent Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Closing; and (ii) with respect to the remaining 50% of such Locked-Up Securities, six (6) months after the Closing. “Transfer” means to: (i) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position with respect to, any Locked-Up Securities; (ii) enter into any swap, short sale, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities; or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise.

The agreed form of the Lock-Up Agreement is included as Exhibit D to the Merger Agreement, which is filed with this Report as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Lock-Up Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Lock-Up Agreement.

Escrow Agreement

The Merger Agreement contemplates that, at or prior to the Closing, FRLA will enter into an escrow agreement (the “Escrow Agreement”) with the Stockholder Representative and the Escrow Agent. As described above under the heading “Earnout Consideration and Earnout Escrow Account,” pursuant to the Escrow Agreement and the Merger Agreement, the Gamma Earnout Consideration Shares (less any portion of the Gamma Earnout Consideration Shares that has become vested and payable directly to the Gamma stockholders upon the Closing) will be deposited at the Closing in the Earnout Escrow Account in the names of the Gamma stockholders and thereafter disbursed to the Gamma stockholders in accordance with to the Merger Agreement and the Escrow Agreement Any dividends, distributions or other income paid on or otherwise accruing to the Gamma Earnout Consideration Shares shall be distributed by the Escrow Agent to the Stockholder Representative for payment to the Gamma stockholders on a current basis. During the term of the Escrow Agreement, each Gamma stockholder shall be entitled to vote all Gamma Earnout Consideration Shares that have been issued in such Gamma stockholder’s name.

The agreed form of the Escrow Agreement is included as Exhibit E to the Merger Agreement, which is filed with this Report as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Escrow Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Escrow Agreement.

Non-Disclosure and Restrictive Covenant Agreement

The Merger Agreement contemplates that, at the Closing, certain employees of the Companies (each, a “Restricted Person”) will enter into a Non-Disclosure and Restrictive Covenant Agreement in favor of FRLA, each Company and each of the persons covered thereunder (the “Covered Parties”), in substantially the form attached to the Merger Agreement (each, a “Non-Disclosure and Restrictive Covenant Agreement”). Pursuant to the Non-Disclosure and Restrictive Covenant Agreement, for a period of each Restricted Person’s employment and the 12-month period immediately following the termination of the employment (regardless of the reason for such termination) (such period, the “Restricted Period”), the Restricted Person may not, without the prior written consent of FRLA and the Companies, anywhere in the Restricted Territory (as defined below), directly or indirectly, recruit or solicit or assist others in recruiting or soliciting any Restricted Person. Each Restricted Person will agree not to, anywhere within the Restricted Territory where the Restricted Person provided services, over which the Restricted Person had management or service responsibility, or about which the Restricted Person learned confidential information regarding the Company Group’s (as defined below) operations and/or clients, directly or indirectly, engage or participate in a capacity similar to those he/she performed for the Company Group, make any financial investment in, or become employed by or render advisory services to or for any person or other business enterprise (other than any member of the Company Group) that renders or is engaged in, including but not limited to, (i) crypto currency mining operations, (ii) hosting services or leasing space for crypto currency mining operations, and (iii) any other business lines in which the Company Group was engaged within the last 12 months of such Restricted Person’s employment, and, further, includes any expansion over time to the products the Companies sell and/or distribute and/or any additional services they provide (the “Business”).

In addition, each Restricted Person will also agree not to, directly or indirectly, make or cause to be made, any disparaging, denigrating, derogatory or negative, misleading or false statement orally or in writing to any person or entity about any member of the Company Group or the business strategy or plans, policies, practices or operations of the Companies. The Restricted Person also shall not authorize or knowingly approve the others to engaged in any conduct or activities prohibited thereunder.

The “Restricted Territory” means the states in the United States in which the FRLA, the Companies, any direct or indirect subsidiaries of any of FRLA or the Companies, and any entity that, directly or indirectly, is in control of, is controlled by or is under common control with any of the Companies (the “Company Group”) have provided goods or services, and in which Employee worked for the Companies, within the twelve months prior to the termination of employment.

The agreed form of Non-Disclosure and Restrictive Covenant Agreement is included as Exhibit G to the Merger Agreement, which is filed with this Report as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Non-Disclosure and Restrictive Covenant Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Non-Disclosure and Restrictive Covenant Agreement.

Forward-Looking Statements

This Report includes forward looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “target,” “aim,” “plan,” “project,” “forecast,” “should,” “would,” or variations of such words or by expressions of similar meaning. Such forward-looking statements, including statements regarding anticipated financial and operational results, projections of market opportunity and expectations, the estimated post-transaction enterprise value, the advantages and expected growth of the combined company, the cash position of the combined company following closing, the ability of the Companies and FRLA to consummate the proposed business combination and the timing of such consummation, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by FRLA with the SEC on March 28, 2022 , as amended on April 22, 2022 (the “2021 Form 10-K”) and in other documents filed by FRLA with the SEC from time to time. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: the Companies’ limited operating history; the ability of the Companies or the combined company to manage growth; the ability of the Companies or the combined company to execute its business plan; the Companies’ estimates of the size of the markets for their business; the rate and degree of market acceptance of the business of the Companies or the combined company; the ability of the Companies or the combined company to identify and integrate acquisitions; general economic and market conditions impacting demand for the products and services of the Companies or the combined company; the inability to complete the proposed transaction; the inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the amount of cash available following any redemptions by FRLA stockholders; the ability to meet Nasdaq’s listing standards following the consummation of the proposed transaction; costs related to the proposed transaction; and such other risks and uncertainties as are discussed in the 2021 Form 10-K and the proxy statement to be filed relating to the business combination. Other factors include the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

Each of the Companies and FRLA expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Companies’ or FRLA’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Additional Information about the Transaction and Where to Find It

The proposed transaction has been approved by the board of directors of each of the Companies and FRLA and will be submitted to stockholders of FRLA and the stockholders of each of the Companies for their approval. In connection with such approval, FRLA intends to file (initially on a confidential basis) with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement containing information about the proposed transaction and the respective businesses of Companies and FRLA, as well as the prospectus relating to the offer of the FRLA securities to be issued to stockholders of the Companies in connection with the completion of the proposed transaction (the “proxy statement/prospectus”). After the Registration Statement has been declared effective, FRLA will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed transaction. FRLA stockholders are urged to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and the definitive proxy statement/prospectus in connection with the proposed transaction, as these materials will contain important information about the Companies, FRLA and the proposed transaction. Stockholders will also be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about FRLA, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

FRLA, the Companies and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from FRLA’s stockholders with respect to the proposed transaction. Information regarding FRLA’s directors and executive officers is available in the 2021 Form 10-K. Additional information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the proxy solicitation relating to the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus when it becomes available.

No Offer or Solicitation

This Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On May 2, 2022, FRLA and the Companies issued a joint press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to this Report.

Furnished as Exhibit 99.2 hereto is the investor presentation prepared for use in connection with the announcement of the Mergers.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act. This Report should not be deemed an admission as to the materiality of any information contained in the investor presentation. The Company does not undertake any obligation to update the investor presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description

2.1*	Agreement and Plan of Merger, dated as of April 26, 2022, by and among Fortune Rise Acquisition Corporation, Sigma Merger Sub Inc., Gamma Merger Sub Inc., VCV Power Sigma, Inc., VCV Power Gamma, Inc., and Yuan (Jerry) Tang.

10.1	Voting Agreement, dated as of April 26, 2022, by and among Fortune Rise Acquisition Corporation, VCV Power Sigma, Inc., VCV Power Gamma, Inc. and certain initial stockholders of Fortune Rise Acquisition Corporation.

10.2	Voting Agreement, dated as of April 26, 2022, by and among Fortune Rise Acquisition Corporation, VCV Power Sigma, Inc., VCV Power Gamma, Inc. and certain stockholders of VCV Power Sigma, Inc. and VCV Power Gamma, Inc.

99.1	Press Release dated May 2, 2022.

99.2	Investor Presentation.

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortune Rise Acquisition Corporation

Date: May 2, 2022	By: /s/ Yuanmei Ma
Name: Yuanmei Ma
Title: Chief Financial Officer